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                                  EXHIBIT 21
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            1. Seaman Furniture Company of Union Square

            2. Leatherworks at Seaman's, Inc.

            3. Seaman Credit Corp.

            4. Parallax Development Industries, Inc.

            5. Seaman Receivable Corp.

            6. RHM, Inc.